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     Because  the  electronic  format  of filing  Form  N-SAR  does not  provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:

     Evergreen Equity Index Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      1,354,371         0.24             5,931,384         1.00


     Class B      498,878  0.10             5,104,325         1.00


     Class C      497,470  0.10             5,120,149         1.00


     Class I      2,949,105         0.28             9,759,940         1.00


     Class IS     78,246            0.24             310,665  1.00





     Evergreen Strategic Value Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      5,709             0.11             54,752            21.62


     Class B      2,878             0.05             68,511            21.60


     Class C      1,774             0.05             53,105            21.59


     Class I      5,166,877         0.14             36,060,101        21.64


     Class IS     78,246            0.11             361,182  21.63